Exhibit 99.1

Contacts:
Daniel Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Associates, Inc.
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

Charles River Associates (CRA) Increases Share Repurchase Program by $20 Million

BOSTON, February 7, 2022— Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced that its Board of Directors has authorized a $20 million expansion of its share repurchase program. During the fourth quarter of fiscal 2021, CRA has repurchased $5.0 million of its common stock at an average price per share of $97.38 leaving the company with $30.5 million remaining under its previous share repurchase authorization.

“This additional share repurchase authorization, along with our quarterly dividend, reflects the Board’s confidence in CRA’s business and supports our aim of returning half of adjusted net cash flows from operations to our shareholders,” said Paul Maleh, CRA’s president and chief executive officer. “We remain committed to maximizing long-term value per share through the prudent deployment of capital, including our commitment to return capital to our shareholders while simultaneously investing to grow our business.”

CRA may repurchase shares in the open market or in privately negotiated transactions in accordance with applicable insider trading and other securities laws and regulations. The timing, amount and extent to which CRA repurchases shares will depend upon market conditions and other factors it may consider in its sole discretion.

About Charles River Associates (CRA)

Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

Non-GAAP Financial Measures

Adjusted net cash flows from operations is a financial measure used by CRA that is not calculated in accordance with U.S. generally accepted accounting principles or GAAP. Non-GAAP adjusted net cash flows from operations is calculated by adding back forgivable loan issuances, net of repayments, and other non-recurring cash items to GAAP net cash provided by (used in) operating activities.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including those concerning our expectations regarding the return of capital to shareholders, the payment of any future quarterly dividends and the level and extent of any purchases under our share repurchase program, and statements using the terms “committed,” “aim,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the impact of the COVID-19 pandemic; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.